Exhibit 10.24

PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$196300.00	04/17/2020	04/17/2022	350095519	1	377103	102254	jh

References in the boxes above are for bank use only and do not limit the applicability of this document to any particular loan or
Item. Any Item above containing “***” has been omitted due to text length limitations.

Borrower:	Elk Creek Resources Corp.	Lender:	American National Bank
	7000 S YOSEMITE STSTE 115		8990 West Dodge Road
	ENGLEWOOD, CO 80112		Omaha, NE 68114

Principal Amount: $196300	Interest Rate: 1.000%	Date of Note: 4/17/2020

PROMISE TO PAY. Elk Creek Resources Corp. (“Borrower”) promises to pay to American National Bank (“Lender”), or order, in lawful money of the United States of America, the principal amount of One Hundred Ninety Six Thousand Three Hundred Dollars ($196300), together with interest on the unpaid principal balance from April 17, 2020, calculated as described in the “INTEREST CALCULATION METHOD” paragraph using an interest rate of 1.000% per annum, until paid in full. The interest rate may change under the terms and conditions of the “INTEREST AFTER DEFAULT” section.

PAYMENT. Borrower will pay this loan in accordance with the following payment schedule:

Borrower will pay this loan in 17 payments. Borrower’s first payment is due 11/17/2020, and all subsequent payments are due on the same day of each month after that. Borrower’s final payment will be due on 04/17/2022, and will be for all principal and all accrued interest not yet paid. Payments include principal and interest. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; and then to any unpaid collection costs. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing. All payments must be made in U.S. dollars and must be received by Lender consistent with any written payment instructions provided by Lender. If a payment is made consistent with Lender’s payment instructions but received after 5:00 PM Central Time, Lender will credit Borrower’s payment on the next business day.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/365 simple interest basis; that is, by applying the ratio of the interest rate over the number of days in a year (365 for all years, including leap years), multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower’s making fewer payments. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: American National Bank, 8990 West Dodge Road, Omaha, NE 68114.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased by 4.000 percentage points. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

LENDER’S RIGHTS. Subject to the terms of the CARES Act: Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

PROMISSORY NOTE

Loan No: 350095519	(CONTINUED)	Page 2

ATTORNEYS’ FEES; EXPENSES. Subject to the terms of the CARES Act: Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s reasonable attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including reasonable attorneys’ fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

WHEN FEDERAL LAW APPLIES. When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of Douglas County, State of Nebraska.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $15.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the debt against any and all such accounts.

LINE OF CREDIT. This Note evidences a straight line of credit. Once the total amount of principal has been advanced, Borrower is not entitled to further loan advances. Advances under this Note, as well as directions for payment from Borrower’s accounts, shall be requested in writing by Borrower or by an authorized person. The following party or parties are authorized to request advances under the line of credit until Lender receives from Borrower at Lender’s address shown above written notice of revocation of their authority: Neal Shah. Borrower agrees to be liable for all sums either (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrower’s accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender’s internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (a) Borrower is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; or (c) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender;

ADDITIONAL TERMS. This Note is subject to the following additional terms:

Paycheck Protection Program. The loan evidenced by this Note is being made by Lender pursuant to the Paycheck Protection Program under Division A, Title I of the Coronavirus Aid, Relief, and Economic Security Act, together with the implementing regulations and other rules or guidance from the United States Small Business Administration (SBA), the United States Treasury Department or other governmental authorities that may be issued from time to time (collectively, the Paycheck Protection Program). All terms and provisions of this Note shall be construed to comply with the Act and to assure qualification of this loan and Note as a “covered loan” under sections 1102 and 1106 of the Act, The Paycheck Protection Program is administered by the SBA and the loan evidenced by this Note has been assigned SBA Loan No. 72275770-08.

Use of Proceeds. All loan proceeds shall be used by Borrower exclusively for the purposes expressly permitted by the Paycheck Protection Program and for no other purpose. In addition to Lenders other rights under this Note, Lender will have no obligation to advance funds under this Note for any purpose not expressly permitted by the Paycheck Protection Program. The parties intend that all proceeds advanced under this Note shall qualify for forgiveness under the PPP. Lender also reserves the right to require Borrower to provide reasonable supporting documentation to substantiate the purpose for the funds, and to disburse funds through a disbursement account in Borrowers name under Lenders control to ensure that loan funds are used for the purposes expressly permitted by the Paycheck Protection Program and/or paid directly to the entitled payee.

Commitment Expiration Date. Borrower may make requests for advances under this Note from time to time prior to the date which is eight weeks after the date of the first disbursement under this Note (the Commitment Expiration Date). Lender will have no obligation to make advances under this Note after the Commitment Expiration Date.

Borrower Application Form. All references in this Note to related documents shall mean and include, without limitation, the Paycheck Protection Program Borrower Application Form (the Application) prepared by Borrower and submitted to Lender, together will all supporting documentation and information provided by Borrower to Lender in connection with the Application.

Loan Forgiveness. All or part of the loan evidenced by this Note may be subject to loan forgiveness under the Paycheck Protection Program if certain conditions are satisfied by Borrower as required under the Paycheck Protection Program. All forgiven amounts will be credited against the outstanding indebtedness evidenced by this Note (in such manner as determined by Lender or required by the Paycheck Protection Program); provided that no amount will be so credited until such time as Lender or the holder of this Note has actually received payment of the forgiven amount under the Paycheck Protection Program.

Further Assurances. Borrower agrees to execute and deliver to Lender any other documents or instruments and to take such further actions as may be required by the SBA or the Paycheck Protection Program or may otherwise be necessary to cause the loan evidenced by this Note to be in compliance with the Paycheck Protection Program, including without limitation modifications or amendments which materially change the terms of this Note. Such determination will be made by Lender in its sole but reasonable discretion.

Conflicting Terms, Further Assurances. To the extent any terms of this Note are deemed to conflict with the Paycheck Protection Program in such a way that would cause the loan not to qualify as a “covered loan” under the Paycheck Protection Program, or to cause any amounts advanced under this Note not to qualify as a forgivable debt under the Paycheck Protection Program, this Note shall be deemed modified in the manner and to the extent determined necessary by Lender in its sole reasonable discretion to eliminate such conflict without the need for any further action by or consent from Lender or Borrower being required. Notwithstanding the foregoing, Borrower agrees to execute and deliver to Lender any other documents or instruments and to take such further actions as may be required by the SBA Lender or the Paycheck Protection Program to cause the loan evidenced by this Note to be in compliance with the Paycheck Protection Program, including without limitation modifications or amendments which materially change the terms of this Note. Such determination will be made by Lender in its sole but reasonable discretion.

SBA REQUIREMENTS. The loan evidenced by this Note is being made by Lender pursuant to the Paycheck Protection Program under Division A, Title I of the Coronavirus Aid, Relief, and Economic Security Act, together with the implementing regulations and other rules or guidance from the United States Small Business Administration (SBA), the United States Treasury Department or other governmental authorities that may be issued from time to time (collectively, the Paycheck Protection Program). The Paycheck Protection Program is administered by the SBA. When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

PROMISSORY NOTE

Loan No: 350095519	(CONTINUED)	Page 3

COLLATERAL. Borrower acknowledges this Note is unsecured.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. In addition, Lender shall have all the rights and remedies provided in the related documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender’s rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower shall not affect Lender’s right to declare a default and to exercise its rights and remedies. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

Elk Creek Resources Corp.

By:	/s/ Neal Shah
Neal Shah